      As filed with the Securities and Exchange Commission on May ___, 1997
                                                     Registration No. 333-16697

-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                        Post-Effective Amendment No. 1
                                      to
                                   Form S-8
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933

                            ----------------------

                              YELLOW CORPORATION
              (Exact name of issuer as specified in its charter)

           Delaware                                      48-0948788
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                               10990 Roe Avenue
                         Overland Park, Kansas 66210
                                (913) 696-6100
                   (Address of Principal Executive Offices)

                            ----------------------

                              Yellow Corporation
                            1996 Stock Option Plan
                           (Full title of the plan)

                            ----------------------

                           William F. Martin, Esq.
                       Senior Vice President/Secretary
                              Yellow Corporation
                               10990 Roe Avenue
                         Overland Park, Kansas 66210
                                (913) 696-6106
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service

                            ----------------------

                                   Copy to:
                            W. Leslie Duffy, Esq.
                           Cahill Gordon & Reindel
                                80 Pine Street
                           New York, New York 10005

                            ----------------------

                     (Cover page continued on next page)

                              SUPPLEMENTAL NOTE


      Of the 1,500,000 shares of Common Stock of the Registrant registered on this registration statement, the Registrant hereby deregisters 100,000 shares of its Common Stock.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas on the 7th day of May 1996.

                                         YELLOW CORPORATION

                                         By: /s/William F. Martin, Jr.
                                             ------------------------------
                                                William F. Martin, Jr.
                                                Senior Vice President
                                                 and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                 Capacity in Which Signed           Date
        ---------                 ------------------------           ----

/s/A. Maurice Myers              President, Chief Executive,      May 7, 1997
--------------------------       Officer and Chairman of
A. Maurice Myers                  the Board


/s/Klaus E. Agthe                Director                         May 7, 1997
--------------------------
Klaus E. Agthe


/s/Cassanova C. Carr             Director                         May 7, 1997
--------------------------
Cassanova C. Carr


/s/Howard M. Dean                Director                         May 7, 1997
--------------------------
Howard M. Dean


/s/David H. Hughes               Director                         May 7, 1997
--------------------------
David H. Hughes

/s/Ronald T. LeMay                  Director                      May 7, 1997
------------------------------
Ronald T. LeMay


/s/John C. McKelvey                 Director                      May 7, 1997
------------------------------
John C. McKelvey


/s/Carl W. Vogt                     Director                      May 7, 1997
------------------------------
Carl W. Vogt


/s/William L. Trabeck               Director                      May 7, 1997
------------------------------
William L. Trabeck